Supplement To Prospectus Supplement Dated February 20, 2004

(To Prospectus Dated January 27, 2004)

$640,600,000

CWABS MASTER TRUST

(for the Series 2004-A Subtrust)

Issuer

CWABS, INC.

Depositor

Sponsor and Master Servicer

REVOLVING HOME EQUITY LOAN ASSET

BACKED NOTES, SERIES 2004-A

This Supplement updates the Prospectus Supplement dated February 20, 2004 that has been issued with respect to the Revolving Home Equity Loan Asset Backed Notes, Series 2004-A.

Annex I to the Prospectus Supplement sets forth certain statistical information about the statistical calculation pool mortgage loans as of the Statistical Calculation Date. Appendix I to this Supplement sets forth comparable statistical information for the actual mortgage loans in the mortgage pool as of June 1, 2004.

Pages S-19 and S-22 of the Prospectus Supplement include certain financial information about the Master Servicer’s servicing portfolio and mortgage loan delinquency and foreclosure experience. Appendix II to this Supplement updates certain of that information.

Pages S-16 and S-17 of the Prospectus Supplement includes certain financial information of the Note Insurer. Appendix III to this Supplement updates certain of that information. Additionally, Appendix III updates the information set forth on Page S-60 of the Prospectus Supplement under the heading “Experts.”

This Supplement also updates the “Method of Distribution” section, on page S-59 in the Prospectus Supplement, as described on the next page.

Countrywide Securities Corporation	RBS Greenwich Capital

The date of this Supplement is June 29, 2004

Method of Distribution

Subject to the terms of the underwriting agreement between the depositor and Countrywide Securities Corporation (“CSC”) and Greenwich Capital Markets, Inc. (“Greenwich” and together with CSC, the “Underwriters”) and a terms agreement, dated June 29, 2004, between the depositor and the Underwriters, the depositor has agreed to sell to the Underwriters on June 30, 2004, and the Underwriters have agreed to purchase, $640,600,000 of notes (as reduced by principal payments on the Notes prior to the date of this Supplement). The notes being offered pursuant to the terms agreement are referred to as the “Offered Notes.” Proceeds to the depositor from the sale of the Offered Notes are expected to be approximately $543,024,413 plus accrued interest before deducting expenses payable by the depositor estimated to be approximately $330,750.

Countrywide Securities Corporation	Greenwich Capital Markets, Inc.
$320,300,000	$320,300,000

Distribution of the Offered Notes will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Notes to or through dealers and such dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions, or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Notes may be deemed to be underwriters, and any discounts, commissions, or concessions received by them, and any profits on resale of the Offered Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The depositor has been advised by the Underwriters that it intends to make a market in the Offered Notes purchased by it but the Underwriters has no obligation to do so. We cannot assure you that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue or that it will provide holders of the Offered Notes with a sufficient level of liquidity of investment.

CSC is an affiliate of the depositor, the sponsor, and the master servicer.

The depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

References in this Supplement to the principal balances of the Offered Notes reflect the principal balances of the Offered Notes as of February 20, 2004 and do not take account of any principal distributions on the Offered Notes since that date.

This Supplement does not contain complete information about the Offered Notes. Additional information is contained in the prospectus supplement dated February 20, 2004 prepared in connection with the issuance of the notes and in the prospectus of the depositor dated January 27, 2004. You are urged to read this Supplement, the prospectus supplement, and the prospectus in full.

Additional information about the Offered Notes (including their current pool factor) is expected to be available on Bloomberg L.P. under the ticker symbol CWHEL 2004-A on the DES page. The information on that page has not been independently verified by any of the issuer, the depositor, the sponsor, and master servicer or any of the Underwriters, and none of those parties makes any representation as to the accuracy or completeness of that information.

Appendix I – Statistical Information (as of June 1, 2004) about the Mortgage Loans

The sum of the columns below may not equal the total indicated due to rounding. The following tables describe the Mortgage Loans and the related mortgaged properties as of June 1, 2004.

Principal Balances

Range of Principal Balances ($)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate		Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Original Loan–to– Value Ratio
Less than or equal to 0.00	$0	1,125	(1)	$0		(1)	0.00	0		(1)
0.01 – 10,000.00	17,910,272	2,653	2.08%	6,751	5.820%		287.08	729	82.7%
10,000.01 – 20,000.00	110,606,585	7,182	12.82	15,401	6.157		287.65	716	87.2
20,000.01 – 30,000.00	171,049,110	6,824	19.82	25,066	6.336		287.28	713	89.5
30,000.01 – 40,000.00	137,396,555	3,951	15.92	34,775	6.262		287.71	713	89.4
40,000.01 – 50,000.00	111,322,608	2,465	12.90	45,161	6.144		287.16	714	87.9
50,000.01 – 60,000.00	58,017,637	1,058	6.72	54,837	6.202		287.92	714	89.0
60,000.01 – 70,000.00	44,579,788	685	5.17	65,080	6.065		287.00	713	87.3
70,000.01 – 80,000.00	37,142,065	495	4.30	75,034	5.903		284.83	712	86.1
80,000.01 – 90,000.00	21,027,638	247	2.44	85,132	5.736		283.69	714	83.7
90,000.01 – 100,000.00	29,482,523	305	3.42	96,664	5.667		284.54	707	81.7
100,000.01 – 125,000.00	23,819,909	212	2.76	112,358	5.573		287.95	712	83.6
125,000.01 – 150,000.00	30,024,837	212	3.48	141,627	5.472		285.59	710	79.1
150,000.01 – 175,000.00	6,884,065	42	0.80	163,906	5.090		285.54	718	82.6
175,000.01 – 200,000.00	13,185,833	69	1.53	191,099	4.831		286.71	712	75.3
200,000.01 – 225,000.00	6,461,391	30	0.75	215,380	4.909		288.74	726	81.8
225,000.01 – 250,000.00	5,747,649	24	0.67	239,485	4.977		283.09	716	82.5
250,000.01 – 275,000.00	4,941,429	19	0.57	260,075	5.004		288.21	720	88.3
275,000.01 – 300,000.00	5,234,657	18	0.61	290,814	4.945		288.44	731	83.5
300,000.01 – 325,000.00	1,231,060	4	0.14	307,765	4.343		288.75	717	89.6
325,000.01 – 350,000.00	1,697,652	5	0.20	339,530	4.273		288.00	700	80.3
350,000.01 – 375,000.00	2,551,882	7	0.30	364,555	4.757		288.86	742	86.9
375,000.01 – 400,000.00	3,113,659	8	0.36	389,207	5.256		288.76	727	63.1
400,000.01 – 425,000.00	1,646,466	4	0.19	411,616	4.156		288.75	749	76.1
425,000.01 – 450,000.00	1,728,701	4	0.20	432,175	4.377		288.25	718	88.1
450,000.01 – 475,000.00	470,536	1	0.05	470,536	4.375		289.00	780	80.0
475,000.01 – 500,000.00	4,466,935	9	0.52	496,326	4.656		289.00	708	86.9
550,000.01 – 575,000.00	1,115,935	2	0.13	557,967	6.184		290.00	689	80.3
575,000.01 – 600,000.00	1,777,518	3	0.21	592,506	6.646		288.99	721	91.4
600,000.01 – 625,000.00	619,813	1	0.07	619,813	5.500		286.00	753	80.0
725,000.01 – 750,000.00	2,239,105	3	0.26	746,368	4.126		288.33	711	60.2
775,000.01 – 800,000.00	800,000	1	0.09	800,000	4.000		288.00	740	73.5
800,000.01 – 825,000.00	823,000	1	0.10	823,000	4.375		290.00	778	80.0
900,000.01 – 925,000.00	909,980	1	0.11	909,980	4.000		286.00	700	100.0
925,000.01 – 950,000.00	940,061	1	0.11	940,061	4.000		289.00	707	57.4
950,000.01 – 975,000.00	968,000	1	0.11	968,000	4.375		289.00	727	80.0
975,000.01 –1,000,000.00	1,000,000	1	0.12	1,000,000	4.500		290.00	700	60.0

Total	$862,934,851	27,673	100.00%

(1)	Less than 0.01%

As of June 1, 2004, the average principal balance of the Mortgage Loans was approximately $31,183.

Loan Programs

Description of Loans Programs	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Original Loan-to- Value Ratio
10 Year Draw, 20 Year Repay	$6,873,360	238	0.80%	$28,880	6.110%	346.99	696	95.3%
3 Year Draw, 10 Year Repay	47,782	3	0.01	15,927	8.100	68.55	668	92.9
5 Year Draw, 5 Year Repay	2,124,693	100	0.25	21,247	6.552	108.64	710	92.3
5 Year Draw, 10 Year Repay	829,098	17	0.10	48,770	7.175	168.43	725	94.2
10 Year Draw, 15 Year Repay	842,808,805	27,071	97.67	31,133	6.021	288.59	714	86.8
15 Year Draw, 0 Year Repay	9,844,900	229	1.14	42,991	5.159	167.00	717	83.9
15 Year Draw, 10 Year Repay	406,214	15	0.05	27,081	5.974	288.47	701	78.7

Total	$862,934,851	27,673	100.00%

Loan Rates

Range of Loan Rates (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding		Average Current Principal Balance	Weighted Average Gross Mortgage Rate		Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Original Loan-to- Value Ratio
3.501 - 4.000	$83,320,649	1,999	9.66%		$41,681	4.000%		285.19	744	71.4%
4.001 - 4.500	102,484,664	2,529	11.88		40,524	4.386		286.81	719	74.5
4.501 - 5.000	30,530,365	495	3.54		61,678	4.833		285.38	713	77.1
5.001 - 5.500	34,047,145	1,037	3.95		32,832	5.268		283.11	677	74.9
5.501 - 6.000	136,254,707	5,809	15.79		23,456	5.867		287.84	734	87.9
6.001 - 6.500	261,618,455	8,808	30.32		29,702	6.416		287.82	726	93.9
6.501 - 7.000	77,774,295	2,577	9.01		30,180	6.908		287.93	673	89.3
7.001 - 7.500	98,786,360	3,084	11.45		32,032	7.478		287.44	685	96.7
7.501 - 8.000	14,651,620	548	1.70		26,737	7.717		287.37	711	92.6
8.001 - 8.500	8,075,022	274	0.94		29,471	8.283		286.37	667	92.0
8.501 - 9.000	6,284,812	229	0.73		27,445	8.669		285.45	676	92.6
9.001 - 9.500	459,651	18	0.05		25,536	9.269		278.24	688	93.1
9.501 - 10.000	858,195	6	0.10		143,032	9.648		287.93	689	88.9
10.001 - 10.500	7,764,412	258	0.90		30,095	10.196		287.52	616	80.2
10.501 - 11.000	24,500	1		(1)	24,500	11.000		289.00	641	90.0
11.501 - 12.000	0	1		(1)	0		(1)	0.00	0		(1)

Total	$862,934,851	27,673	100.00%

(1)	Less than 0.01%.

As of June 1, 2004, the weighted average loan rate on the Mortgage Loans was approximately 6.01%.

Months Remaining to Scheduled Maturity

Range of Months Remaining to Scheduled Maturity	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding		Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Original Loan-to- Value Ratio
49 – 60	$7,731	1		(1)	$7,731	8.000%	57.00	635	91.0%
61 – 72	29,595	1		(1)	29,595	8.250	70.00	671	93.8
73 – 84	10,457	1		(1)	10,457	7.750	73.00	685	91.6
97 – 108	930,463	41	0.11%		22,694	6.414	107.98	715	91.5
109 – 120	1,194,230	59	0.14		20,241	6.660	109.16	707	93.0
157 – 168	10,357,164	238	1.20		43,517	5.259	167.04	718	84.6
169 – 180	316,834	8	0.04		39,604	7.140	169.55	712	88.1
193 – 204	82,964	5	0.01		16,593	7.210	200.72	617	84.3
205 – 216	202,571	11	0.02		18,416	7.172	212.04	637	85.3
265 – 276	150,174	3	0.02		50,058	5.263	269.81	685	83.9
277 – 288	330,524,946	10,335	38.30		31,981	6.002	287.66	713	86.7
289 – 300	512,254,363	16,732	59.36		30,615	6.033	289.24	715	86.9
337 – 348	6,873,360	238	0.80		28,880	6.110	346.99	696	95.3

Total	$862,934,851	27,673	100.00%

(1)	Less than 0.01%.

As of June 1, 2004, the weighted average remaining months to scheduled maturity of the Mortgage Loans was approximately 287.

The above table assumes that the draw period for the Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.

Original Loan-to-Value Ratios

Range of Loan-to-Value Ratio (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Original Loan-to- Value Ratio
0.01 - 10.00	$434,642	23	0.05%	$18,897	5.798%	289.23	706	8.4%
10.01 - 20.00	1,943,455	52	0.23	37,374	6.498	287.14	700	16.8
20.01 - 30.00	2,259,057	64	0.26	35,298	5.281	288.61	719	25.4
30.01 - 40.00	5,716,786	147	0.66	38,890	4.454	286.67	735	35.6
40.01 - 50.00	10,283,830	332	1.19	30,975	4.520	285.35	727	45.7
50.01 - 60.00	24,904,157	633	2.89	39,343	4.520	287.64	724	55.9
60.01 - 70.00	61,249,033	1,654	7.10	37,031	4.480	285.76	719	66.8
70.01 - 80.00	116,142,105	3,028	13.46	38,356	4.855	287.03	711	77.6
80.01 - 90.00	307,201,921	11,541	35.60	26,618	6.217	287.16	707	88.7
90.01 - 100.00	332,799,865	10,199	38.57	32,631	6.701	287.32	720	97.4

Total	$862,934,851	27,673	100.00%

As of June 1, 2004, the weighted average combined loan-to-value ratio of the Mortgage Loans was approximately 86.85%.

The geographic location used for the following table is determined by the address of the mortgaged property securing the related Mortgage Loan.

Geographic Distribution

State	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Original Loan-to- Value Ratio
Alaska	$1,778,911	56	0.21%	$31,766	6.349%	289.34	708	89.9%
Alabama	10,523,060	451	1.22	23,333	6.533	287.33	714	93.3
Arkansas	$28,234	2	0.00	14,117	6.556	167.00	699	94.4
Arizona	21,187,307	809	2.46	26,190	6.164	287.55	714	88.4
California	236,049,215	5,178	27.35	45,587	5.717	286.89	714	83.3
Colorado	33,567,884	1,024	3.89	32,781	6.036	288.11	717	88.3
Connecticut	8,712,701	287	1.01	30,358	5.712	288.07	710	80.4
District of Columbia	1,255,869	30	0.15	41,862	5.936	288.64	697	83.9
Delaware	2,642,038	81	0.31	32,618	6.182	288.27	703	88.6
Florida	51,700,396	1,873	5.99	27,603	6.213	285.18	715	89.5
Georgia	25,447,742	816	2.95	31,186	6.278	288.37	714	90.6
Hawaii	7,351,241	206	0.85	35,686	5.951	288.55	722	83.9
Iowa	4,251,532	226	0.49	18,812	6.553	287.79	719	93.4
Idaho	6,629,394	280	0.77	23,676	6.305	288.02	714	90.7
Illinois	32,183,392	1,187	3.73	27,113	5.935	287.49	717	87.0
Indiana	8,575,262	403	0.99	21,279	6.478	287.21	702	91.2
Kansas	7,642,984	337	0.89	22,679	6.477	288.22	719	93.3
Kentucky	7,312,240	285	0.85	25,657	6.160	287.24	719	92.8
Louisiana	6,814,574	276	0.79	24,690	6.343	287.65	707	90.0
Massachusetts	30,901,447	816	3.58	37,869	5.540	287.73	717	81.5
Maryland	18,143,832	581	2.10	31,229	6.193	288.81	718	88.0
Maine	1,917,944	81	0.22	23,678	5.974	286.90	712	85.6
Michigan	30,772,201	1,240	3.57	24,816	6.199	294.36	711	90.5
Minnesota	10,802,738	379	1.25	28,503	6.416	286.72	713	90.8
Missouri	10,682,511	458	1.24	23,324	6.213	287.38	709	86.7
Mississippi	2,108,640	89	0.24	23,693	6.624	288.58	704	93.1
Montana	2,680,970	106	0.31	25,292	5.939	288.50	720	86.2
North Carolina	21,690,316	900	2.51	24,100	6.361	286.88	714	91.0
North Dakota	353,087	17	0.04	20,770	6.852	288.90	713	94.0
Nebraska	1,462,263	55	0.17	26,587	6.101	283.42	722	93.5
New Hampshire	3,965,687	150	0.46	26,438	5.851	288.60	709	84.2
New Jersey	32,791,297	923	3.80	35,527	5.636	286.37	711	81.8
New Mexico	4,553,760	176	0.53	25,874	6.210	289.48	719	88.9
Nevada	13,892,004	493	1.61	28,179	6.349	288.01	712	89.5
New York	37,153,417	957	4.31	38,823	5.670	287.61	708	82.2
Ohio	25,572,138	1,173	2.96	21,801	6.394	288.53	720	92.2
Oklahoma	4,927,422	234	0.57	21,057	6.558	287.69	713	92.7
Oregon	9,347,644	335	1.08	27,903	6.208	287.45	714	89.1
Pennsylvania	28,073,492	1,153	3.25	24,348	6.183	287.45	715	88.8
Rhode Island	3,198,592	110	0.37	29,078	5.866	288.77	704	82.7
South Carolina	6,581,279	229	0.76	28,739	6.162	288.65	719	89.8
South Dakota	885,985	20	0.10	44,299	6.811	287.87	685	92.6
Tennessee	10,725,121	461	1.24	23,265	6.475	286.76	720	93.0
Texas	3,104,637	132	0.36	23,520	6.436	288.77	733	93.8
Utah	6,920,717	268	0.80	25,824	6.340	287.65	712	89.5
Virginia	24,745,055	816	2.87	30,325	6.308	287.50	715	90.0
Vermont	652,464	24	0.08	27,186	6.147	293.12	707	91.5
Washington	23,392,535	766	2.71	30,539	6.191	286.33	713	87.7
Wisconsin	13,920,578	576	1.61	24,168	6.279	288.11	710	90.0
West Virginia	2,119,731	101	0.25	20,987	6.528	115.21	709	92.0
Wyoming	1,241,373	47	0.14	26,412	5.417	282.24	718	66.5

Total	$862,934,851	27,673	100.00%

Credit Scores for the Mortgage Loans

Range of Credit Scores	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Original Loan-to- Value Ratio
841 – 850	$17,257	1	(1)	$17,257	8.250%	288.00	842	95.0%
821 – 840	2,842,182	110	0.33%	25,838	5.203	285.91	826	82.5
801 – 820	14,274,048	591	1.65	24,152	5.607	286.85	808	84.8
781 - 800	43,771,782	1,643	5.07	26,641	5.577	286.86	789	84.5
761 - 780	85,196,496	2,822	9.87	30,190	5.605	286.16	770	85.6
741 - 760	109,559,500	3,618	12.70	30,282	5.782	286.99	750	87.3
721 - 740	125,002,489	4,015	14.49	31,134	5.710	286.87	731	87.3
701 - 720	141,951,960	4,320	16.45	32,859	5.758	287.63	710	87.3
681 - 700	127,827,815	3,903	14.81	32,751	6.179	286.42	691	87.2
661 - 680	108,781,026	3,240	12.61	33,574	6.524	288.96	671	89.9
641 - 660	56,346,199	1,868	6.53	30,164	6.660	287.06	652	84.8
621 - 640	39,459,631	1,285	4.57	30,708	6.687	286.11	631	83.8
601 - 620	5,817,958	187	0.67	31,112	8.357	284.89	614	80.5
581 - 600	1,952,020	65	0.23	30,031	10.315	287.63	591	77.5
561 - 580	134,491	5	0.02	26,898	9.816	269.52	576	82.9

Total	$862,934,851	27,673	100.00%

(1)	Less than 0.01%.

As of June 1, 2004 the weighted average credit score of the Mortgage Loans was approximately 714.

Property Type

Property Type	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Original Loan-to- Value Ratio
Single Family	$641,332,191	20,827	74.32%	$30,793	5.998%	287.20	712	86.3%
Planned Unit Development (PUD)	144,068,047	4,194	16.70	34,351	6.013	286.51	718	88.1
Low-rise Condominium	66,571,167	2,349	7.71	28,340	6.180	287.11	725	89.7
2 – 4 Units	10,963,447	303	1.27	36,183	5.993	288.68	716	84.1

Total	$862,934,851	27,673	100.00%

Gross Margins

Range of Gross Margins (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Original Loan-to- Value Ratio
Less than or equal to 0.000	$83,142,534	1,996	9.63%	$41,655	4.001%	285.19	744	71.4%
0.001 - 0.250	21,296,095	446	2.47	47,749	4.244	283.80	706	64.4
0.251 - 0.500	80,747,708	2,075	9.36	38,915	4.425	287.59	722	77.1
0.501 - 0.750	11,799,482	205	1.37	57,558	4.685	285.95	711	74.7
0.751 - 1.000	18,585,119	285	2.15	65,211	4.929	284.99	714	78.7
1.001 - 1.250	24,472,503	733	2.84	33,387	5.198	286.25	664	73.1
1.251 - 1.500	9,572,982	304	1.11	31,490	5.447	275.06	712	79.6
1.501 - 1.750	12,374,084	339	1.43	36,502	5.698	285.55	709	80.0
1.751 - 2.000	123,892,961	5,470	14.36	22,650	5.881	288.07	737	88.7
2.001 - 2.250	71,548,585	2,510	8.29	28,505	6.214	288.33	693	88.2
2.251 - 2.500	190,390,528	6,302	22.06	30,211	6.486	287.63	738	96.0
2.501 - 2.750	25,614,559	598	2.97	42,834	6.729	288.13	712	91.4
2.751 - 3.000	52,307,562	1,982	6.06	26,391	6.990	287.84	654	88.4
3.001 - 3.250	6,410,641	242	0.74	26,490	7.209	280.78	690	90.6
3.251 - 3.500	92,419,149	2,845	10.71	32,485	7.493	287.90	684	97.2
3.501 - 3.750	11,254,501	449	1.30	25,066	7.638	287.71	717	93.1
3.751 - 4.000	3,577,232	103	0.41	34,730	7.923	286.35	692	91.0
4.001 - 4.250	5,386,815	201	0.62	26,800	8.171	286.34	665	90.5
4.251 - 4.500	2,715,663	74	0.31	36,698	8.492	286.45	670	95.0
4.501 - 4.750	5,631,702	190	0.65	29,641	8.637	285.07	677	92.4
4.751 - 5.000	687,689	41	0.08	16,773	8.869	288.77	663	94.9
5.001 - 5.250	336,971	13	0.04	25,921	9.190	289.08	697	92.6
5.251 - 5.500	122,679	5	0.01	24,536	9.486	248.46	662	94.4
5.501 - 5.750	858,195	6	0.10	143,032	9.648	287.93	689	88.9
6.001 - 6.250	5,596,690	184	0.65	30,417	10.126	287.49	625	81.6
6.251 - 6.500	2,167,722	74	0.25	29,294	10.375	287.59	593	76.3
6.751 - 7.000	24,500	1	0.00	24,500	11.000	289.00	641	90.0

Total	$862,934,851	27,673	100.00%

As of June 1, 2004, the weighted average gross margin of the Mortgage Loans was approximately 2.02%.

The credit limit utilization rates in the following table are determined by dividing the balance for the particular grouping by the aggregate of the credit limits of the related credit line agreements.

Credit Limit Utilization Rates

Range of Credit Limit Utilization Rates (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Original Loan-to- Value Ratio
Less than or equal to 0.00	$2,389	1,168	(1)	$2	5.414%	288.40	748	79.9%
0.01 - 10.00	1,018,192	286	0.12%	3,560	5.136	287.93	749	74.6
10.01 - 20.00	3,228,827	353	0.37	9,147	4.982	287.41	742	73.1
20.01 - 30.00	5,936,625	419	0.69	14,169	5.042	285.52	744	76.4
30.01 - 40.00	8,428,383	525	0.98	16,054	5.168	288.17	738	76.1
40.01 - 50.00	12,313,350	646	1.43	19,061	5.130	286.49	733	77.6
50.01 - 60.00	16,086,084	719	1.86	22,373	5.373	287.58	730	76.8
60.01 - 70.00	25,374,863	942	2.94	26,937	5.286	287.42	732	79.2
70.01 - 80.00	35,164,486	1,235	4.07	28,473	5.398	288.00	728	80.7
80.01 - 90.00	65,329,343	2,149	7.57	30,400	5.541	285.81	721	82.0
90.01 - 100.00	690,052,307	19,231	79.97	35,882	6.173	287.16	711	88.6

Total	$862,934,851	27,673	100.00%

(1)	Less than 0.01%.

As of June 1, 2004, the weighted average credit limit utilization rate of the Mortgage Loans was approximately 84.31%.

Maximum Loan Rates

Maximum Loan Rates (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Original Loan-to- Value Ratio
6.000	$50,323	2	0.01%	$25,162	6.000%	288.00	696	93.6%
16.000	21,905,156	906	2.54	24,178	6.365	286.97	714	90.8
17.000	53,533,527	1,975	6.20	27,106	6.246	287.26	716	89.9
18.000	779,539,725	24,530	90.34	31,779	5.946	287.08	715	86.6
21.000	7,906,120	260	0.92	30,408	10.175	287.50	615	80.1

Total	$862,934,851	27,673	100.00%

As of June 1, 2004, the weighted average maximum loan rate of the Mortgage Loans was approximately 17.91%.

Credit Limits

Range of Credit Limits ($)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Original Loan—to— Value Ratio
0.01 — 10,000.00	$7,831,192	1,068	0.91%	$7,333	6.116%	286.56	714	85.1%
10,000.01 — 20,000.00	92,988,081	6,893	10.78	13,490	6.257	287.24	713	88.0
20,000.01 — 30,000.00	164,597,573	7,426	19.07	22,165	6.374	287.48	713	90.0
30,000.01 — 40,000.00	135,330,972	4,442	15.68	30,466	6.309	287.76	713	89.9
40,000.01 — 50,000.00	120,125,290	3,162	13.92	37,990	6.077	287.40	715	87.0
50,000.01 — 60,000.00	58,683,179	1,263	6.80	46,463	6.288	287.97	712	89.7
60,000.01 — 70,000.00	44,000,767	817	5.10	53,857	6.141	286.93	713	88.5
70,000.01 — 80,000.00	39,071,646	669	4.53	58,403	5.899	285.24	713	86.1
80,000.01 — 90,000.00	23,586,999	371	2.73	63,577	5.824	286.65	716	84.6
90,000.01 — 100,000.00	39,393,886	575	4.57	68,511	5.512	283.20	712	79.6
100,000.01 — 125,000.00	23,162,340	259	2.68	89,430	5.632	287.38	713	85.0
125,000.01 — 150,000.00	37,187,163	357	4.31	104,166	5.443	286.15	714	79.0
150,000.01 — 175,000.00	6,342,184	54	0.73	117,448	5.213	288.46	709	82.4
175,000.01 — 200,000.00	14,466,918	103	1.68	140,456	4.728	286.61	716	75.1
200,000.01 — 225,000.00	5,271,110	27	0.61	195,226	5.061	288.56	718	83.7
225,000.01 — 250,000.00	8,058,961	52	0.93	154,980	4.789	281.26	725	78.3
250,000.01 — 275,000.00	3,535,903	16	0.41	220,994	5.170	287.87	721	89.5
275,000.01 — 300,000.00	5,935,909	27	0.69	219,848	4.796	288.41	721	82.0
300,000.01 — 325,000.00	1,808,676	6	0.21	301,446	4.655	288.67	719	86.2
325,000.01 — 350,000.00	2,558,840	11	0.30	232,622	4.226	288.15	720	79.0
350,000.01 — 375,000.00	2,514,383	9	0.29	279,376	4.833	288.80	743	87.1
375,000.01 — 400,000.00	3,562,490	13	0.41	274,038	4.705	288.55	736	75.3
400,000.01 — 425,000.00	1,519,051	5	0.18	303,810	4.484	288.39	746	81.8
425,000.01 — 450,000.00	2,108,242	8	0.24	263,530	4.311	287.97	732	91.8
450,000.01 — 475,000.00	768,765	2	0.09	384,383	4.617	288.61	763	80.0
475,000.01 — 500,000.00	6,389,804	18	0.74	354,989	4.500	288.97	717	76.5
525,000.01 — 550,000.00	40,000	1	0.00	40,000	5.875	290.00	770	90.0
550,000.01 — 575,000.00	556,433	1	0.06	556,433	7.500	290.00	673	90.0
575,000.01 — 600,000.00	1,777,518	4	0.21	444,379	6.646	288.99	721	91.4
600,000.01 — 625,000.00	619,813	1	0.07	619,813	5.500	286.00	753	80.0
625,000.01 — 650,000.00	676,936	2	0.08	338,468	6.683	289.42	725	52.8
675,000.01 — 700,000.00	559,502	1	0.06	559,502	4.875	290.00	705	70.6
725,000.01 — 750,000.00	2,463,285	4	0.29	615,821	4.296	288.30	707	63.8
800,000.01 — 825,000.00	823,000	1	0.10	823,000	4.375	290.00	778	80.0
900,000.01 — 925,000.00	909,980	1	0.11	909,980	4.000	286.00	700	100.0
950,000.01 — 975,000.00	968,000	1	0.11	968,000	4.375	289.00	727	80.0
975,000.01 —1,000,000.00	2,740,061	3	0.32	913,354	4.182	289.07	714	63.0

Total	$862,934,851	27,673	100.00%

As of June 1, 2004, the average credit limit of the Mortgage Loans was approximately $38,196.

Lien Priority

Lien Priority	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Original Loan-to- Value Ratio
Second Liens	$862,934,851	27,673	100.00%	$31,183	6.014%	287.10	714	86.8%

Total	$862,934,851	27,673	100.00%

Delinquency Status

Delinquency Status	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Original Loan-to- Value Ratio
Current	$858,844,734	27,560	99.53%	$31,163	6.010%	287.11	714	86.8%
30 - 59 Days	2,387,635	76	0.28	31,416	6.741	284.67	672	88.2
60 - 89 Days	497,900	14	0.06	35,564	6.787	288.63	695	95.0
90+ Days	1,204,582	23	0.14	52,373	7.189	282.46	684	92.9

Total	$862,934,851	27,673	100.00%

Origination Year

Origination Year	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Original Loan-to- Value Ratio
1995	$27,195	2	(1)	$13,598	6.665%	194.00	614	63.3%
1996	144,912	9	0.02%	16,101	7.499	198.79	636	89.5
1997	161,210	8	0.02	20,151	7.258	178.63	641	86.9
2001	58,509	2	0.01	29,254	6.655	266.38	662	90.0
2002	2,342,548	58	0.27	40,389	5.621	282.44	725	82.5
2003	860,200,477	27,594	99.68	31,173	6.015	287.15	714	86.9

Total	$862,934,851	27,673	100.00%

(1)	Less than 0.01%.

Appendix II - Certain Financial Information About the Master Servicer’s Servicing

Portfolio and Mortgage Loan Delinquency and Foreclosure Experience

At March 31, 2004 Countrywide provided servicing for approximately $682.848 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At March 31, 2004 Countrywide provided servicing for approximately $22.425 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Delinquency and Foreclosure Experience

	As of March 31, 2004
	Principal Balance	Percentage
Portfolio	$22,333,207,661.90	—
Delinquency percentage
30-59 Days	$59,352,029.43	0.27%
60-89 Days	18,587,153.64	0.08
90+ Days	39,087,363.00	0.18

Total	$117,026,546.07	0.52%

Foreclosure Rate	$9,562,067.83	0.04%
Bankruptcy Rate	$48,076,090.11	0.22%

Appendix III - Financial Information of the Note Insurer

For the three months ended March 31, 2004, and the years ended December 31, 2003 and December 31, 2002, the Note Insurer had written directly or assumed through reinsurance, guaranties of approximately $11.3 billion, $42.4 billion and $47.9 billion par value of securities, respectively (of which approximately 50%, 79 % and 81%, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $56.4 million, $260.3 million and $232.6 million, respectively. For the three months ended March 31, 2004, the Note Insurer had reinsured, through facultative arrangements, approximately 0.3 % of the risks it had written.

The following table sets forth the capitalization of the Note Insurer as of December 31, 2002, December 31, 2003 and March 31, 2004, respectively, on the basis of generally accepted accounting principles. (“GAAP”). The March 31, 2004 and December 31, 2003 balances reflect the establishment of a new basis in the assets and the liabilities of the Note Insurer resulting from the FGIC Acquisition and the application of purchase accounting. The December 31, 2002 balances are based upon the historical basis of the Note Insurer’s assets and liabilities.

Financial Guaranty Insurance Company

CAPITALIZATION TABLE

(Dollars in Millions)

	December 31, 2002	December 31, 2003	March 31, 2004
Unearned Premiums	$684	$919	$941
Other Liabilities	255	86	145
Stockholder’s Equity
Common Stock	15	15	15
Additional Paid-in Capital	384	1,858	1,858
Accumulated Other Comprehensive Income	49	2	14
Retained Earnings	1,741	94	133

Total Stockholder’s Equity	2,189	1,969	2,020

Total Liabilities and Stockholder’s Equity	$3,128	$2,974	$3,106

Neither the Note Insurer nor any of its affiliates accepts any responsibility for the accuracy or completeness of, nor have they participated in the preparation of, the Prospectus, the Prospectus Supplement or any information or disclosure that is provided to potential purchasers of the Notes, or omitted from such disclosure, other than with respect to the accuracy of information regarding the Note Insurer and the Policy set forth under the heading “Description of the Credit Enhancement—The Note Insurer” and “Description of the Notes—The Policy” herein. In addition, the Note Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

Experts

The predecessor basis financial statements of Financial Guaranty Insurance Company as of December 31, 2002 and for each of the years in the two-year period ended December 31, 2002, have been included in the Form 8-K of the depositor, which is incorporated by reference in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, which is also incorporated by reference therein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Financial Guaranty Insurance Company as of December 31, 2003 and for the periods from December 18, 2003 through December 31, 2003, and from January 1, 2003 through December 17, 2003 appearing in the Form 8-K of the depositor, which is incorporated by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.